Exhibit 99.1

Astra Acquires Apollo Fusion to Reach New Orbits

Expands Astra's Reach to Geosynchronous and Lunar Orbits

ALAMEDA, Calif. — June 7. Astra, the fastest privately funded company in history to reach space, announced today its planned acquisition of Apollo Fusion in a transaction valued up to $145 million. Apollo Fusion manufactures a leading electric propulsion engine. This acquisition allows Astra to provide launch and space services beyond low Earth orbit (LEO), to medium Earth orbit, geosynchronous, and lunar orbits.

“In addition to increasing Astra’s total addressable market for launch services, the acquisition of Apollo Fusion accelerates Astra’s ability to efficiently deliver and operate spacecraft beyond low Earth orbit,” said Astra Founder, Chairman, and CEO Chris Kemp.

“Scale is what makes innovation matter,” said Reid Hoffman, partner at Greylock and lead investor in Apollo Fusion. “I’m excited that Apollo Fusion will be a key enabler of Astra’s hyperscale space platform.”

Under the agreement, Astra is acquiring Apollo Fusion for a purchase price of $50 million: $30 million in stock and $20 million in cash. Additionally, there is potential for earn-outs of up to $95 million: $10 million in employee incentive stock, $10 million in cash for reaching technical milestones, and $75 million ($60 million in stock, $15 million in cash) for reaching revenue milestones. PJT Partners is acting as financial advisor to Astra in connection with this series of transactions.

“Propulsion systems open new destinations,” said Apollo Fusion Founder and CEO Mike Cassidy. “Our team is excited to combine the flexibility of in-space propulsion with the world’s most responsive launch provider.”

In addition to Cassidy, the acquisition brings a team with experience from companies such as Google, Tesla, and SpaceX, with individuals who have developed, designed and manufactured hardware flying on over 2,000 satellites in orbit today.

This transaction will close after Astra’s business combination with Holicity (NASDAQ: HOL) is completed, and is expected to be accretive to revenue starting this year.

Conference Call

Astra will host a conference call today, June 7 at 12 PM ET (9 AM PT) to discuss today’s announcements. Interested parties may access the call webcast on the Investor Relations section of the company’s website at https://astra.com/investors/.

About Astra

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Astra is the fastest privately-funded company in history to reach space. With over 50 launches under contract, Astra will begin delivering customer payloads into low Earth orbit in Summer 2021, moving to monthly, biweekly, weekly, and daily launches by 2025. Visit www.astra.com for more information.

About Apollo Fusion

Apollo Fusion, Inc. designs and builds state-of-the-art Hall thruster propulsion systems for a variety of government and commercial satellite programs. The Apollo team members have deep aerospace experience and over the course of their careers have designed and built systems that are flying on over 2000 satellites that are in orbit today. Apollo has built up the capacity to deliver dozens of propulsion systems every month to meet current high market demand. Apollo's founder and CEO Mike Cassidy was previously a Vice President at Google where he led Project Loon, a high-altitude telecommunications system.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve a high degree of risk and uncertainty, are predictions only and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of the Company’s products and services, the ability to complete development plans in a timely manner, changes in relationships with third parties, product mix sold by the Company and other factors described in the Company’s more recent periodic filings with the Securities and Exchange Commission, including its 2021 report on Form S-4.

Astra Media Contact:

Kati Dahm

kati@astra.com

Investor Relations Contact:

Dane Lewis

investors@astra.com